UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934
LEGACY RESERVES LP
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	16-1751069 (I.R.S. Employer Identification No.)
303 W. Wall Street, Suite 1600
Midland, Texas 79701
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Units representing limited partner interests	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities act registration statement file number to which this form relates: 333-138637
Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE
This Registration Statement on Form 8-A replaces and supersedes in its entirety the Registration Statement on Form 8-A filed by Legacy Reserves LP (the “Registrant”) on January 9, 2007. This Registration Statement is being filed to register securities on The NASDAQ Stock Market LLC.
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the units representing limited liability partnership interests in the Registrant will be set forth under the captions “Summary,” “How We Make Cash Distributions,” “Description of the Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-138637), initially filed with the Securities and Exchange Commission on November 13, 2006. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-138637), initially filed with the Securities and Exchange Commission on November 13, 2006 and as subsequently amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Amended and Restated Limited Partnership Agreement of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: January 10, 2007

LEGACY RESERVES LP
By:	LEGACY RESERVES GP, LLC,
its general partner

By:	/s/ William M. Morris
	Name:	William M. Morris
	Title:	Vice President, Chief Accounting Officer and Controller